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                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D. C. 20549


                                    FORM 8-K

                                 CURRENT REPORT


                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934


        Date of Report (Date of Earliest Event Reported): August 25, 2000
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                       Electronic Transmission Corporation
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             (Exact Name of Registrant as Specified in its Charter)


        Delaware                       000-22135                  75-2578619
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 (State or other juris-               (Commission            (IRS Employer Iden-
diction of incorporation)             File Number)            tification Number)


              15301 Spectrum Drive, Suite 501, Addison Texas 75001
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                    (Address of Principal Executive Offices)


Registrant's Telephone Number and Area Code: (972) 980-0900
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ITEM 5. Other Events

     On August 25, 2000 the Board of Directors of Electronic Transmission Corporation (the "Registrant") voted to remove Robert Fortier from the position as Chairman of the Board and place him on administrative leave from his duties as chief executive officer. Mr. Fortier will continue his membership on the Board. On September 12, 2000, pursuant to Board of Director action on September 7, 2000, the Registrant notified Mr. Fortier that it considered his employment contract void, and, that in any event, his employment was terminated for cause.

     On September 11, 2000 the Company filed suit in the 96th Judicial District Court of Tarrant County, Texas (Civil File No. 96-184499-00) against Mr. Fortier alleging among other things, that Mr. Fortier made misrepresentations regarding the financial condition and business prospects of Health Plan Initiatives, a company he owned, when the Registrant acquired that company effective January 31, 1999. The Company is seeking a return of the approximate 3.7 millions shares issued to Mr. Fortier as consideration in that transaction and the recovery of compensation paid Mr. Fortier.

     Effective August 31, 2000 Richard Hershey and Duncan McDonald resigned from the Board of Directors. Messrs. Hershey and McDonald each cited increased personal and professional demands and conflicts on their time that led to their decisions.


                                   SIGNATURES

     Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

                                             Electronic Transmission Corporation
                                             (Registrant)

                                             By: /s/ Timothy P. Powell
                                                 -------------------------------
                                                      President

DATED: September 20, 2000


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